UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2015
MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	01 13697	52-1604305

(State or Other	Commission File	(IRS Employer

Jurisdiction of	Number)	Identification No.)

Incorporation)

160 South Industrial Blvd., Calhoun, Georgia	30701
(Address of Principal Executive Offices)	(Zip code)
Registrant's telephone number, including area code (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Mohawk Industries, Inc. (the "Company") was held on May 21, 2015, at which time stockholders were asked to elect a class of directors to serve a three-year term beginning in 2015, ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015, and make a non-binding, advisory vote with respect to the compensation of the Company’s Named Executive Officers, as disclosed and discussed in the compensation discussion and analysis, compensation tables and any related material disclosed in the proxy statement.

(1) Votes regarding the election of the following persons as directors for a three-year term beginning in 2015 were as follows:

Name	Votes For	Votes Withheld	Broker Non-vote
Bruce C. Bruckman	60,418,524	3,046,479	2,039,676
Frans G. De Cock	58,903,857	4,561,146	2,039,676
Joseph A. Onorato	63,280,106	184,897	2,039,676

(2) Votes regarding ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015, were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
65,231,113	145,470	128,095	0

(3) Votes regarding the non-binding, advisory vote with respect to the compensation of the Company’s Named Executive Officers, were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
63,017,769	312,428	134,805	2,039,677

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: May 22, 2015	By:	/s/ R. David Patton
R. David Patton
Vice President-Business Strategy, General Counsel and Secretary